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                                                                     EXHIBIT 11

                  CALCULATION OF PRIMARY NET EARNINGS PER COMMON
                          AND COMMON EQUIVALENT SHARE

                                                                 QUARTER ENDED
                                               ---------------------------------
                                                   MARCH 28,        MARCH 29,
                                                     1997             1996
                                               ----------------  ---------------
Net earnings per common and common
   equivalent share                                $  8,525,000     $  5,489,000
                                               ----------------  ---------------
                                               ----------------  ---------------
Average number of shares used in
   calculating primary earnings per share:
Average number of common shares
   outstanding                                       19,516,000       15,382,000
Dilutive effect of stock options after
   application of treasury stock method                 390,000          457,000
                                               ----------------  ---------------
Average number of shares outstanding                 19,906,000       15,839,000
                                               ----------------  ---------------
                                               ----------------  ---------------
Earnings per share:
   Primary                                              $  0.43          $  0.35
                                               ----------------  ---------------
                                               ----------------  ---------------


CALCULATION OF FULLY DILUTED NET EARNINGS PER COMMON
AND COMMON EQUIVALENT SHARE

                                                                 QUARTER ENDED
                                               ---------------------------------
                                                   MARCH 28,        MARCH 29,
                                                     1997             1996
                                               ----------------  ---------------
Net earnings per common and common
   equivalent share                                $  8,525,000     $  5,489,000
                                               ----------------  ---------------
                                               ----------------  ---------------
Average number of shares used in
   calculating fully diluted earnings per share
Average number of common shares
   outstanding                                       19,516,000       15,382,000
Additional effect of stock options after
   application of treasury stock method                 398,000          472,000
                                               ----------------  ---------------
Average number of shares outstanding                 19,914,000       15,854,000
                                               ----------------  ---------------
                                               ----------------  ---------------
Earnings per share:
   Fully-diluted                                        $  0.43          $  0.35
                                               ----------------  ---------------
                                               ----------------  ---------------